SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                             FORM 8-K

                   CURRENT REPORT PURSUANT TO
                     SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest even reported) March 29, 1999

               UNIVERSAL SECURITY INSTRUMENTS, INC.
        (Exact name of Registrant as specified in charter)


                            Maryland
(State or other jurisdiction of incorporation or organization)

                             0-7885
                     (Commission File Number)

                           52-0898545
             (I.R.S. Employer Identification Number)

                    10324 South Dolfield Road
                     Owings Mills, MD 21117
                         (410) 363-3000

(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                         Not Applicable
(Former name or former address of Registrant, if changed since last report)
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               INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant's Certifying Accountant

     Prior to the date hereof, Universal Security Instruments, Inc. (The "Company") had engaged the accounting firm of Deloitte & Touche LLP to audit the Company's annual financial statements. In connection with the Company's annual review of accounting and auditing services for the Company, the Company received proposals from accounting firms to serve as the Company's independent certified public accountants and auditors. After evaluating these proposals, the Board of Directors of the Company has determined to engage the accounting firm of Grant Thornton LLP to serve as the Company's independent certified public accountants and auditors commencing with the fiscal year ending March 31, 1999.
As a result, on March   , 1999, Grant Thornton LLP was retained
as the Company's independent certified public accountants to provide accounting and auditing services for the Company, and the services of Deloitte & Touche LLP were terminated.

     Deloitte & Touche LLP's report on the annual financial statements of the Company for the prior fiscal years ending March 31, 1996, March 31, 1997 and March 31, 1998 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, the Company and Deloitte & Touche LLP did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the annual financial statements of the Company.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNIVERSAL SECURITY INSTRUMENTS, INC.



Date: March 29, 1999         By:   Harvey Grossblatt
                                 Harvey Grossblatt, President



8-K

                          EXHIBIT INDEX



Exhibit
Number       Description of Exhibits                        Page

   1         Letter of Deloitte & Touche LLP                  3

March 29, 1999


Securities and Exchange Commission
Mail Stop 9-5
450 5th Strett, N.W.
Washington, DC 20549

Dear Sirs/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Universal Security Instruments, Inc. dated March 29, 1999.


Deloitte & Touche LLP